Exhibit 99.1

FOSTER WHEELER REPORTS CONTINUED SOLID RESULTS FOR FIRST QUARTER OF 2010;

COMPANY SEES SIGNS OF IMPROVING MARKET

•                  Net income of $72.1 million, or $0.56 per diluted share

•                  Excellent operating performance

•                  Global Power Group:  scope new orders at  highest level since Q1 2008

•                  Global E&C Group:  increased proposal activity suggests potential improvement in market conditions, particularly in Asia and Central/South America

ZUG, SWITZERLAND, May 5, 2010 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the first quarter of 2010 of $72.1 million, or $0.56 per diluted share, compared with $72.9 million, or $0.57 per diluted share, in the first quarter of 2009.  Net income in both quarterly periods was impacted by asbestos-related gains and provisions as detailed in an attached table.  Excluding such items from both quarterly periods, net income in the first quarter of 2010 was $71.3 million, or $0.56 per diluted share, compared with $74.6 million, or $0.59 per diluted share, in the first quarter of 2009.

First-quarter 2010 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $111.3 million, compared with $105.6 million in the first quarter of 2009. Consolidated EBITDA in both quarterly periods was also impacted by asbestos-related gains and provisions as detailed in an attached table.  Excluding such items from both quarterly periods, consolidated EBITDA in the first quarter of 2010 was $110.5 million, compared with $107.3 million in the first quarter of 2009.

Net income for the first quarter of 2010 includes a one-time, after-tax gain of $14.5 million, or $0.11 per diluted share, associated with the curtailment of a pension plan, as more fully described below.   The pretax impact of the gain of $20.1 million is included in consolidated EBITDA for the quarter.

The following tables present quarterly and average quarterly data, both as reported and as adjusted.  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q1 2010	Q1 2009	Qtrly Avg. 2009
Net income	$72	$73	$87
Net income, as adjusted	$71	$75	$94
Consolidated EBITDA	$111	$106	$126
Consolidated EBITDA, as adjusted	$111	$107	$133

Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “Net income in the first quarter of 2010 was below the average quarter of 2009 due mainly to lower revenues, reflecting the weaker market conditions that we began to experience in the middle of 2008.  Still, in this environment, both of our business groups demonstrated commercial and operating excellence during the quarter,” he said.

“In particular, our Global Power Group reported a sharp improvement in booking and backlog figures, posting its highest scope booking quarter since the first quarter of 2008 and its highest scope backlog level since the fourth quarter of 2008.  The Group also reported a very strong EBITDA margin,” said Milchovich.

“Our Global Engineering and Construction Group reported a very sound level of scope new orders — driven in part by the booking of a large EPC contract in South Africa — a continued substantial level of scope backlog and a robust EBITDA margin,” said Milchovich.

Global Engineering and Construction (E&C) Group

(in millions)	Q1 2010	Q1 2009	Qtrly Avg. 2009
New orders booked (FW Scope)	$418	$713	$494
Operating revenues (FW Scope)	$414	$441	$478
Segment EBITDA	$100	$81	$105
EBITDA Margin (FW Scope)	24.1%	18.4%	22.0%

•                  Scope operating revenues in the first quarter of 2010 were below the average quarter of 2009 due to lower volumes of work executed.

•                  EBITDA in the first quarter of 2010 was favorably impacted by a $20 million pre-tax gain associated with an employee pension plan in the United Kingdom, where the company took a number of actions, including freezing pension benefits.  Excluding this gain from first-quarter 2010 results, the EBITDA margin for E&C would have been 19.3%.  The company currently estimates that these particular actions will reduce its ongoing pre-tax annual pension expense by approximately $13 million.

•                  New orders booked in Foster Wheeler scope in the first quarter of 2010 were below the average quarter of 2009 but remained at a very sound level.

Global Power Group (GPG)

(in millions)	Q1 2010	Q1 2009	Qtrly Avg. 2009
New orders booked (FW Scope)	$460	$93	$150
Operating revenues (FW Scope)	$163	$309	$251
Segment EBITDA	$30	$49	$49
EBITDA Margin (FW Scope)	18.3%	15.8%	19.3%

•                  Scope operating revenues in the first quarter of 2010 were below the average quarter of 2009, reflecting the impact of the weak market experienced during 2009.

•                  EBITDA in the first quarter of 2010 was below the average quarter of 2009 due primarily to lower volumes of work executed, partially offset by capturing an increased level of profit enhancement opportunities through excellent operating performance.

•                  New orders booked in Foster Wheeler scope in the first quarter of 2010 were well above the average quarter of 2009 and reached the highest level since the first quarter of 2008.  The Global Power Group booked three key boiler orders during the first quarter of 2010.

Milchovich said, “We are encouraged by signs of potentially improving markets.   In GPG, we are clearly seeing movement on certain prospects that have continuing interest in our highly valued CFB boiler technology — as evidenced by the sharp upturn in scope new orders in the first quarter.  With this in mind, we believe that GPG is extremely well positioned to exit the year with an increase in backlog relative to the end of 2009.   In our Global E&C Group, increased proposal activity suggests potential improvement in market conditions, particularly in Asia and Central/South America.”

Share Repurchase Program

On September 12, 2008, the company announced that its board of directors had authorized a $750 million share repurchase program.  The company purchased no shares under the program during the first quarter of 2010.   To date, the company has purchased 18.1 million shares and has approximately $264 million remaining under the existing authorization.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP.  The Company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our current senior credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our current senior credit agreement.  The Company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•              It does not include interest expense.  Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue.  Therefore, any measure that excludes interest expense has material limitations;

•              It does not include taxes.  Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations; and

•              It does not include depreciation and amortization.  Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations.  Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the Company as agent or principal on a reimbursable basis.  The Company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Wednesday, May 5, at 4:00 p.m. Central European Time (10:00 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the first quarter ended March 31, 2010.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com).  To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 66731019) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company’s website as well as by telephone.  The replay can be accessed on the company’s website for four weeks following the call.  The replay will be available by telephone for one week following the call and can be accessed by dialing 706-645-9291 (replay passcode 66731019 required).

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The Company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving clients through one of its two primary business groups. The Company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The Company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The Company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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10-420

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates.  These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on February 25, 2010 and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication or the relocation of the Company’s principal executive offices to Geneva, Switzerland; further deterioration in the economic conditions in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by non-U.S. and U.S. companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond the Company’s control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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Contacts:
Media	Maureen Bingert	908 730 4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2010	March 31, 2009

Operating revenues	$945,573	$1,264,523
Cost of operating revenues	773,491	1,101,771
Contract profit	172,082	162,752

Selling, general and administrative expenses	70,305	69,248
Other income, net	(8,332)	(8,203)
Other deductions, net	11,688	6,087
Interest income	(2,359)	(2,672)
Interest expense	4,551	4,167
Net asbestos-related (gain)/provision	(747)	1,750
Income before income taxes	96,976	92,375
Provision for income taxes	21,610	18,003
Net income	75,366	74,372
Less: Net income attributable to noncontrolling interests	3,306	1,509
Net income attributable to Foster Wheeler AG	$72,060	$72,863

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	127,474,887	126,265,903

Weighted-average number of shares outstanding for diluted earnings per share	127,893,176	126,747,395

Earnings per share:
Basic	$0.57	$0.58
Diluted	$0.56	$0.57

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$953,688	$997,158
Accounts and notes receivable, net:
Trade	500,023	526,525
Other	108,477	117,718
Contracts in process	254,014	219,774
Prepaid, deferred and refundable income taxes	41,719	46,478
Other current assets	43,389	33,902
Total current assets	1,901,310	1,941,555
Land, buildings and equipment, net	377,589	398,132
Restricted cash	30,759	34,905
Notes and accounts receivable — long-term	1,381	1,571
Investments in and advances to unconsolidated affiliates	223,488	228,030
Goodwill	86,625	88,702
Other intangible assets, net	70,491	73,029
Asbestos-related insurance recovery receivable	236,159	244,265
Other assets	84,437	87,781
Deferred tax assets	82,363	89,768
TOTAL ASSETS	$3,094,602	$3,187,738

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$35,672	$36,930
Accounts payable	251,403	303,436
Accrued expenses	236,986	280,861
Billings in excess of costs and estimated earnings on uncompleted contracts	631,079	600,725
Income taxes payable	49,068	60,052
Total current liabilities	1,204,208	1,282,004

Long-term debt	164,197	175,510
Deferred tax liabilities	60,679	62,956
Pension, postretirement and other employee benefits	251,236	270,269
Asbestos-related liability	338,273	352,537
Other long-term liabilities	170,199	171,405
Commitments and contingencies
TOTAL LIABILITIES	2,188,792	2,314,681

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	4,829	2,570
TOTAL TEMPORARY EQUITY	4,829	2,570

Equity:
Registered shares	329,538	329,402
Paid-in capital	621,216	617,938
Retained earnings	394,241	322,181
Accumulated other comprehensive loss	(482,022)	(438,004)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	862,973	831,517
Noncontrolling Interests	38,008	38,970
TOTAL EQUITY	900,981	870,487
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$3,094,602	$3,187,738

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2010	March 31, 2009
Global Engineering & Construction Group
Backlog - in future revenues	$3,164,700	$4,097,400
New orders booked - in future revenues	476,300	809,500
Operating revenues	779,684	952,412
EBITDA	99,933	81,282

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,455,200	1,610,800
New orders booked - in Foster Wheeler Scope	418,200	712,800
Operating revenues - in Foster Wheeler Scope	413,883	441,191

Global Power Group
Backlog - in future revenues	863,100	813,800
New orders booked - in future revenues	462,200	96,500
Operating revenues	165,889	312,111
EBITDA	29,883	48,783

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	851,500	801,100
New orders booked - in Foster Wheeler Scope	459,500	93,400
Operating revenues - in Foster Wheeler Scope	163,219	309,030

Corporate & Finance Group (2)
EBITDA	(18,536)	(24,481)

Consolidated
Backlog - in future revenues	4,027,800	4,911,200
New orders booked - in future revenues	938,500	906,000
Operating revenues	945,573	1,264,523
EBITDA	111,280	105,584

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,306,700	2,411,900
New orders booked - in Foster Wheeler Scope	877,700	806,200
Operating revenues - in Foster Wheeler Scope	577,102	750,221

(1)        Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)        Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2010	March 31, 2009
Reconciliation of EBITDA to Net Income*
EBITDA:
Global Engineering & Construction Group	$99,933	$81,282
Global Power Group	29,883	48,783
Corporate & Finance Group	(18,536)	(24,481)
Consolidated EBITDA	111,280	105,584
Less: Interest expense	4,551	4,167
Less: Depreciation/amortization (1)	13,059	10,551
Less: Provision for income taxes	21,610	18,003
Net income*	$72,060	$72,863

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$413,883	$441,191
Flow-through revenues	365,801	511,221
Operating revenues	779,684	952,412

Global Power Group
Foster Wheeler Scope operating revenues	163,219	309,030
Flow-through revenues	2,670	3,081
Operating revenues	165,889	312,111

Consolidated
Foster Wheeler Scope operating revenues	577,102	750,221
Flow-through revenues	368,471	514,302
Operating revenues	$945,573	$1,264,523

(1) The depreciation / amortization by business segment:

	Fiscal Three Months Ended
	March 31, 2010	March 31, 2009
Global Engineering & Construction Group	$7,332	$5,142
Global Power Group	5,287	5,039
Corporate & Finance Group	440	370
Total depreciation / amortization	$13,059	$10,551

* Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Fiscal Three Months Ended
	March 31, 2010
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$110,533	$71,313	$0.56

Adjustments:

Net asbestos-related gains	747	747	0.00

As reported	$111,280	$72,060	$0.56

	Fiscal Three Months Ended
	March 31, 2009
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$107,334	$74,613	$0.59

Adjustments:

Net asbestos-related provision	(1,750)	(1,750)	(0.02)

As reported	$105,584	$72,863	$0.57

	Fiscal Twelve Months Ended
	December 31, 2009
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$530,164	$376,521	$2.96

Adjustments:

Net asbestos-related provision	(26,365)	(26,365)	(0.21)

As reported	$503,799	$350,156	$2.75

*Net income attributable to Foster Wheeler AG.

Foster  Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2009 Full Year Amount	2009 Quarterly Average Amount *

Consolidated
Net income **	$350,156	$87,539
Adjusted net income **	376,521	94,130
Consolidated EBITDA	503,799	125,950
Consolidated EBITDA, as adjusted	530,164	132,541

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,975,200	$493,800
Operating revenues - in Foster Wheeler Scope	1,910,997	477,749
Segment EBITDA	421,186	105,297
EBITDA margin	22.0%	22.0%

Global Power Group
New orders booked - in Foster Wheeler Scope	$599,900	$149,975
Operating revenues - in Foster Wheeler Scope	1,004,123	251,031
Segment EBITDA	194,027	48,507
EBITDA margin	19.3%	19.3%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

** Net income attributable to Foster Wheeler AG.